Exhibit 23.4

Report of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form S-4 of Tailwind Financial Inc. of our report dated June 12, 2007 relating to the consolidated financial statements of JMG Capital Management, LLC and its subsidiaries which appears in such Registration Statement. We also consent to the reference to us under the headings “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
May 8, 2008